EXHIBIT 99.1

    Switch and Data Reports Second Quarter 2007 Financial Results

    --  Reports 22% Increase in Revenues Over Second Quarter 2006

    -- Reports 26% Increase in Adjusted EBITDA, a Non-GAAP Measure, Over Second Quarter 2006

    -- Customer wins and expansions; Akamai, Cox Communications, IIJ Japan America, Savvis, and Telecom Malaysia

    -- Raises 2007 Revenue Guidance to $135MM and Adjusted EBITDA guidance to $42MM

    Business Editors

    TAMPA, Fla.--(BUSINESS WIRE)--Aug. 13, 2007--Switch & Data
Facilities Company, Inc. (NASDAQ:SDXC), a leading provider of network neutral interconnection and colocation services, today reported strong financial results for the three months ended June 30, 2007.

    Total revenues for the three months ended June 30, 2007 increased 22% to $33.3 million from $27.3 million in the comparable period in 2006. Recurring revenues, which consist of colocation and interconnection services, were $31.5 million in the second quarter 2007, an increase of 20% over the comparable period in 2006. Non-recurring revenues, representing one time installation fees and services, were $1.8 million, compared to $1.1 million in the prior year.

    Adjusted EBITDA, which is a non-GAAP measure, and which the Company defines as operating income from operations, plus depreciation and amortization, stock-based compensation expense and other non-cash items such as deferred rent and asset impairment, increased 26% to $9.8 million in the second quarter of 2007 as compared to $7.8 million for the second three months of 2006. Adjusted EBITDA margins increased to 29% in the second quarter, from 28% in the same quarter of the prior year. (A reconciliation between GAAP information and non-GAAP information contained in this press release can be found in the table immediately following the Consolidated Statements of Cash Flow as well as on the Company's website in the Investor Relations section.)

    Keith Olsen, CEO and President, commented, "Successful execution of our business model enabled us to deliver strong operational and financial results during the quarter. We will continue making investments to support our future growth." Mr. Olsen further added, "With our second quarter momentum and the continuing demand in the market, we are increasing guidance for 2007."

    Expenses and Balance Sheet

    Cost of revenues, excluding depreciation and amortization, for the three months ended June 30, 2007 was $17.3 million as compared to $14.7 million for the three months ended June 30, 2006. As a percent of revenues, cost of revenues was lower in the second quarter of 2007 at 52%, as compared to 54% in the same period of the prior year.

    Sales and marketing costs for the second quarter 2007 were $4.0 million as compared to $3.0 million in the comparable quarter in 2006.

    General and administrative expenses were $3.8 million for the second quarter as compared to $2.8 million for the three months ended June 30, 2006. Total stock based compensation expense was $1.1 million in the second quarter of 2007.

    The Company had cash and cash equivalents of $42.0 million on June 30, 2007. Total debt outstanding on June 30, 2007 was $39.3 million, down from $144.2 million as of December 31, 2006.

    Business Outlook

    Switch and Data is updating its financial guidance for 2007. The Company expects total revenues to be $135 million and Adjusted EBITDA to be $42 million.

    As Switch and Data has outperformed its plan, the Company is increasing capital expenditures for the current year to accelerate product capacity. Capital expenditures for 2007 are now expected to be between $37 million and $39 million.

    Switch and Data does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, net income
(loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. The Company intends to calculate the various non-GAAP financial measures in future periods consistent with the calculation method utilized for the three months ended June 30, 2007 as presented within this press release.

    Conference Call Info

    The Company will host a conference call to discuss second quarter 2007 results on Monday, August 13, 2007 at 4:30 p.m. ET. To listen to the conference call live, please dial 1-800-322-2803 or 1-617-614-4925 (international callers) and reference Passcode 28532373. The conference call will be webcast and can be accessed from the Company's website at www.switchanddata.com under the Investor Relations section. A replay of the conference call will be available for one week beginning at 6:30 p.m. ET on Monday, August 13, 2007 until August 20, 2007. The replay can be accessed by calling 1-888-286-8010 or 1-617-801-6888 (international) and referencing Passcode 82602907. In addition, the webcast will be archived on the Company's website at www.switchanddata.com.

    About the Company

    Switch and Data is a leading provider of Internet exchange and colocation services. Based in Tampa, Florida, Switch and Data operates one of the largest footprints of neutral Internet exchange and colocation facilities in North America serving more than 870 customers. Switch and Data's PAIX is recognized worldwide as the premier name in peering and Internet exchange services and is home to one of the largest commercial exchange points in North America. For more information, please visit http://www.switchanddata.com/.

    Forward-Looking Statements

    Certain statements herein are "forward-looking statements." Such forward-looking statements are not historical facts but instead reflect Switch and Data's current expectations or beliefs concerning future events and results of operations, many of which, by their nature, are inherently uncertain and outside of Switch and Data's control. It is possible that actual results may differ, possibly materially, from those anticipated in these forward-looking statements. The information set forth under the caption "Business Outlook" are forward-looking statements. Words such as expects, believes, estimates, anticipates and similar language indicate forward-looking statements. Further information concerning Switch and Data and its business, including factors that potentially could materially affect Switch and Data's financial results and conditions, as well as its other achievements, are contained in Switch and Data's filings with the Securities and Exchange Commission. Switch and Data does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

                Switch & Data Facilities Company, Inc.
                 Consolidated Statement of Operations
              (in thousands, except earnings per share)
                             (Unaudited)

                                  Three months         Six months
                                 ended June 30,      ended June 30,
                               ------------------ --------------------
                                 2006      2007     2006       2007
                               --------- -------- --------- ----------
Revenues                       $ 27,332  $33,277  $ 53,933  $  64,747
Costs and operating expenses
  Cost of revenues, exclusive
   of depreciation and
   amortization                  14,702   17,349    29,182     33,846
  Sales and marketing             2,975    4,044     6,120      7,861
  General and administrative      2,767    3,798     5,072      7,682
  Depreciation and amortization   5,709    6,049    11,505     12,212
  Lease litigation settlement        --       --        --      2,600
  Asset impairment                1,789       --     1,841         --
                               --------- -------- --------- ----------
    Total costs and operating
     expenses
                                 27,942   31,240    53,720     64,201
                               --------- -------- --------- ----------
      Operating income (loss)      (610)   2,037       213        546
Interest income                      28      473        51        695
Interest expense                 (3,066)    (575)   (5,835)    (3,183)
Loss from debt extinguishment        --       --        --     (2,809)
Other income (expense), net         141       (9)      144       (113)
                               --------- -------- --------- ----------
    Income (loss) from
     continuing operations
     before income taxes         (3,507)   1,926    (5,427)    (4,864)
Provision for income taxes          (27)      --       (60)       (12)
                               --------- -------- --------- ----------
    Income (loss) from
     continuing operations       (3,534)   1,926    (5,487)    (4,876)
Income (loss) from discontinued
 operations                          19       37      (359)       207
                               --------- -------- --------- ----------
        Net income (loss)        (3,515)   1,963    (5,846)    (4,669)
Preferred stock accretions and
 dividends                       (3,289)      --    (6,578)  (227,522)
                               --------- -------- --------- ----------
        Net income (loss),
         attributable to common
         shareholders          $ (6,804) $ 1,963  $(12,424) $(232,191)
                               ========= ======== ========= ==========
Income (loss) per share--basic
  Continuing operations,
   attributable to common
   shareholders                $  (0.06) $  0.06  $  (0.11) $   (4.71)
  Discontinued operations          0.00     0.00     (0.01)      0.00
                               --------- -------- --------- ----------
    Net income loss,
     attributable to common
     shareholders              $  (0.06) $  0.06  $  (0.12) $   (4.71)
                               ========= ======== ========= ==========
  Weighted average shares
   outstanding                  107,512   33,849   107,575     49,307
Income (loss) per share--
 diluted
  Continuing operations,
   attributable to common
   shareholders                $   0.06  $  0.06  $  (0.11) $   (4.71)
  Discontinued operations          0.00     0.00     (0.01)      0.00
                               --------- -------- --------- ----------
  Net income (loss),
   attributable to common
   shareholders                $  (0.06) $  0.06  $  (0.12) $   (4.71)
                               ========= ======== ========= ==========
  Weighted average shares
   outstanding                  107,512   34,075   107,575     49,307


                Switch & Data Facilities Company, Inc.
                 Condensed Consolidated Balance Sheet
                            (in thousands)
                             (Unaudited)

                                               December 31,  June 30,
                                                   2006        2007
                                               ------------ ----------
Assets
   Cash and cash equivalents                         3,671     42,041
   Current assets                                    8,735      8,936
   Long-term assets                                139,650    138,386
                                               ------------ ----------
      Total assets                             $   152,056  $ 189,363
                                               ============ ==========

Liabilities, Preferred Stock and Stockholders'
 Equity (Deficit)

   Current liabilities                         $    16,261  $  20,141
   Current portion of long-term debt                 4,125      3,000
   Other long-term liabilities                      11,785     12,921
   Long-term debt, less current portion            140,031     36,314
                                               ------------ ----------
      Total liabilities                            172,202     72,376

Series C redeemable preferred stock                 14,376          -
Series B convertible preferred stock               179,798          -

Commitments and contingencies
Stockholders' equity (deficit)
   Common stock - Successor                              -          3
   Common stock - Predecessor                            4          -
   Series B common stock                                 7          -
   Series D-2 preferred stock                            5          -
   Unearned stock compensation                        (137)       (71)
   Additional paid in capital                            -    337,023
   Accumulated deficit                            (214,971)  (221,374)
   Accumulated other comprehensive income              772      1,406
                                               ------------ ----------
      Total stockholders' equity (deficit)        (214,320)   116,987
                                               ------------ ----------
      Total liabilities, preferred stock and
       stockholders' equity (deficit)          $   152,056  $ 189,363
                                               ============ ==========


                Switch & Data Facilities Company, Inc.
            Condensed Consolidated Statement of Cash Flows
                            (in thousands)
                             (Unaudited)

                                                       Six months
                                                     ended June 30,
                                                  --------------------
                                                    2006       2007
                                                  --------- ----------
 Cash flows from operating activities
 Net loss                                         $ (5,846) $  (4,669)
 Adjustments to reconcile net loss to net cash
  provided by operating Activities
     Depreciation                                    7,524      8,581
     Amortization of debt issuance costs               420        244
     Amortization of other intangible assets         3,994      3,621
     Stock compensation expense                        127      1,968
     Loss on debt extinguishment                        --      2,359
     Provision for bad debts, net of recoveries        369       (210)
     Deferred rent                                   1,048        675
     Change in fair value of derivative asset and
      derivative liability                          (1,385)       (32)
     Asset impairment                                2,193         --
     Loss on disposal of fixed assets                   --         38
     Changes in operating assets and liabilities,
      net of acquired amounts
        (Increase) decrease in accounts
         receivable                                   (359)       428
        Increase in prepaids and other assets         (251)      (325)
        Decrease in other long term assets              --         13
        Increase in accounts payable, accrued
         expenses, and other liabilities               130      1,484
        Increase in unearned revenue                   724      1,528
                                                  --------- ----------
            Net cash provided by operating
             activities                              8,688     15,703
                                                  --------- ----------

 Cash flows from investing activities
 Purchase of property and equipment, and other     (11,554)   (13,766)
                                                  --------- ----------
            Net cash used in investing activities  (11,554)   (13,766)
                                                  --------- ----------

 Cash flows from financing activities
 Principal payments under long-term debt              (125)  (104,843)
 Proceeds from exercise of common stock                 --          1
 Public offering costs                                 (51)    (1,072)
 Proceeds from initial public offering, net of
  commissions                                           --    142,290
 Debt issuance and amendment costs                    (137)       (55)
                                                  --------- ----------
            Net cash provided by (used in)
             financing activities                     (313)    36,321
                                                  --------- ----------

 Net increase (decrease) in cash and cash
  equivalents                                       (3,179)    38,258
 Effect of exchange rate changes on cash                19        112
 Cash and cash equivalents
 Beginning of the period                            10,417      3,671
                                                  --------- ----------
 End of the period                                $  7,257  $  42,041
                                                  ========= ==========


                    Additional Company Information
----------------------------------------------------------------------

                 Three Months Ended June 30, Six Months Ended June 30,
                 --------------------------- -------------------------
                      2006          2007         2006         2007
                 -------------- ------------ ------------ ------------
Revenues
Colocation        $15,792   58% $20,344  61% $31,233  58% $39,261  61%
Interconnection    10,412   38%  11,179  34%  20,529  38%  22,095  34%
                 -------- ----- ------- ---- ------- ---- ------- ----
    Recurring
     Total        $26,204   96% $31,523  95% $51,762  96% $61,356  95%
Non-recurring       1,128    4%   1,754   5%   2,171   4%   3,391   5%
                 -------- ----- ------- ---- ------- ---- ------- ----
    Total         $27,332  100% $33,277 100% $53,933 100% $64,747 100%
                 ======== ===== ======= ==== ======= ==== ======= ====


                                       As of June 30,
                                 ---------------------------
                                     2006           2007
                                 ------------   ------------
Number of customers                       821            871
Number of cross connects               16,991         18,775
Cabinets equivalents billed             5,393          6,184
Utilization rate                          64%            69%


                                 Three Months Ended June 30,
                                 ---------------------------
                                     2006           2007
                                 ------------   ------------
New Sales
-----------------------------
     Recurring Revenues*            $     915      $     975
     Non-recurring Revenues**           1,148          2,967
                                 ------------   ------------
     New Sales                      $   2,063      $   3,942
                                 ============   ============

    *Recurring revenues represent new service agreements entered into by new and existing customers during the given quarter. Revenues from these agreements will recur monthly over the life of the agreement.

    **Non-recurring revenues represent the one-time installation fees associated with new service agreements. These one-time fees are billed to customers upon completion of the installation service and such revenues are recognized on a straight-line basis over the life of the agreement.

    Adjusted EBITDA Reconciliation

    The following is a reconciliation of the Company's operating income (loss) for the three month periods ended June 30, 2006 and June 30, 2007 to Adjusted EBITDA.

    Switch and Data uses Adjusted EBITDA:

    -- As measurements of operating performance because they assist management in comparing the results on a consistent basis as they remove the impact of items not directly resulting from operations;

    -- For planning purposes, including the preparation of its internal annual operating budget;

    --  To establish targets for certain management compensation; and

    -- To evaluate the Company's capacity to incur and service debt, fund capital expenditures and expand the business.

    Adjusted EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures used by other companies. In addition, Adjusted EBITDA: (a) does not represent net income or cash flows from operating activities as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company's cash flow needs; and (c) should not be considered as alternatives to net income, operating income, cash flows from operating activities or the Company's other financial information as determined under GAAP.

    The Company prepares Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items that it does not consider indicative of its core operating performance. Investors are encouraged to evaluate each adjustment and the reasons the Company considers them appropriate. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, investors should be aware that in the future the Company may incur expenses similar to the adjustments in this presentation. Switch and Data's presentation of Adjusted EBITDA should not be construed as an implication that its future results will be unaffected by unusual or non-recurring items.

                                       Three Months      Six Months
                                       Ended June 30,   Ended June 30,
                                      ---------------  ---------------
                                       2006    2007     2006    2007
                                      ------- -------  ------- -------
Operating income (loss)               $ (610) $ 2,037  $   213 $   546
Depreciation and amortization           5,709   6,049   11,505  12,212
Asset impairment                        1,789       -    1,841       -
Lease litigation settlement accrual         -       -        -   2,600
Deferred rent expense, non-cash (1)       512     453    1,048     840
Loss on disposal of fixed assets (2)        -      14        -      38
Stock-based compensation expense (3)       59   1,055      127   1,968
Legal expenses for real estate
 litigation (4)                           305     171      470     499
                                      ------- -------  ------- -------
Adjusted EBITDA                       $ 7,764 $ 9,779  $15,204 $18,703
                                      ======= =======  ======= =======
Footnotes:
--------------------------------------
(1) Rent is accrued as a straight-line expense that incorporates future lease cost escalations. The Deferred rent line item on the Statement of Cash Flows accounts for the difference between cash paid for rent and accrued rent expense for the period. Amounts for 2007 are $165 higher than the Statement of Cash Flows to account for discontinued operations deferred rent.
(2) Loss on disposal of fixed assets is a non-cash expense that can be found on the Statement of Cash Flows.
(3) Stock compensation expense is a non-cash accrued expense to the company that can be found on the Statement of Cash Flows.
(4) The Company has incurred legal expenses for lawsuits brought by several landlords for alleged breach of lease agreements. These expenses are included in the General and administrative line item of the Company's Statement of Operations.

    CONTACT: Switch & Data Facilities Company, Inc.
             Investor Relations:
             Kathleen Heaney, 203-803-3585
             ir@switchanddata.com
             or
             Media:
             Brian Ruby, 203-682-8268
             pr@switchanddata.com